                                                                      EXHIBIT 8A


                              CUSTODIAN CONTRACT
                                    Between
                           METLIFE PORTFOLIOS, INC.
                                      and
                      STATE STREET BANK AND TRUST COMPANY

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
 1.  Employment of Custodian and Property to be Held By
     It........................................................................1

 2.  Duties of the Custodian with Respect to Property
     of the Corporation Held by the Custodian in the
     United States.............................................................3
     2.1    Holding Securities.................................................3
     2.2    Delivery of Securities.............................................3
     2.3    Registration of Securities.........................................9
     2.4    Bank Accounts......................................................9
     2.5    Availability of Federal Funds.....................................10
     2.6    Collection of Income..............................................11
     2.7    Payment of Corporation's Monies...................................12
     2.8    Liability for Payment in Advance of
            Receipt of Securities Purchased...................................15
     2.9    Appointment of Agents.............................................15
     2.10   Deposit of Corporation's Assets in Securities
            System............................................................15
     2.10A  Corporation Assets Held in the Custodian's
            Direct Paper System...............................................19
     2.11   Segregated Account................................................20
     2.12   Ownership Certificates for Tax Purposes...........................22
     2.13   Proxies...........................................................22
     2.14   Communications Relating to Fund
            Securities........................................................22

 3.  Duties of the Custodian with Respect to Property of
     the Corporation Held Outside of the United
     States...................................................................23

     3.1    Appointment of Foreign Sub-Custodians.............................23
     3.2    Assets to be Held.................................................24
     3.3    Foreign Securities Depositories...................................24
     3.4    Segregation of Securities.........................................24
     3.5    Agreements with Foreign Banking Institutions......................25
     3.6    Access of Independent Accountants of the
            Corporation.......................................................26
     3.7    Reports by Custodian..............................................26
     3.8    Transactions in Foreign Custody and Bank
            Accounts..........................................................26
     3.9    Liability of Foreign Sub-Custodians...............................27
     3.10   Liability of Custodian............................................28
     3.11   Reimbursement for Advances........................................29
     3.12   Monitoring Responsibilities.......................................30
     3.13   Branches of U.S. Banks............................................31
     3.14   Tax Law...........................................................31

 4.  Payments for Sales or Repurchase or Redemptions
     of Shares of the Corporation.............................................32

 5.  Proper Instructions......................................................33

 6.  Actions Permitted Without Express Authority..............................34

 7.  Evidence of Authority....................................................35

 8.  Duties of Custodian With Respect to the Books of Account and Calculation
     of Net Asset Value and Net Income........................................35

 9.  Records..................................................................36

10.  Opinion of Corporation's Independent
     Accountants..............................................................37

11.  Reports to Corporation by Independent Public
     Accountants..............................................................38

12.  Compensation of Custodian................................................38

13.  Responsibility of Custodian..............................................39

14.  Effective Period, Termination and Amendment..............................41

15.  Successor Custodian......................................................43

16.  Interpretive and Additional Provisions...................................44

17.  Additional Funds.........................................................45

18.  Massachusetts Law to Apply...............................................45

19.  Prior Contracts..........................................................45

                              CUSTODIAN CONTRACT
                              ------------------

        This Contract between MetLife Portfolios, Inc., a corporation organized and existing under the laws of Maryland, having its principal place of business at One Madison Avenue, New York, New York 10010 hereinafter called the "Corporation", and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110, hereinafter called the "Custodian",

                                  WITNESSETH:

        WHEREAS, the Corporation is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

        WHEREAS, the Corporation intends to initially offer shares in two series, the MetLife International Equity Fund and MetLife International Fixed Income Fund (such series together with all other series subsequently established by the Corporation and made subject to this Contract in accordance with paragraph 17, being herein referred to as the "Fund(s)");

        NOW THEREFOR, in consideration of the mutual convenants and agreements hereinafter contained, the parties hereto agree as follows:

1.      Employment of Custodian and Property to be Held by It
        -----------------------------------------------------
        The Corporation hereby employs the Custodian as the custodian of the assets of the Funds of the Corporation, including securities which the Corporation, on behalf of the applicable Fund desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States ("foreign securities") pursuant to the provisions of the Corporation's Articles of Incorporation. The Corporation on behalf of the Fund(s) agrees to deliver to the Custodian all securities and cash of the Funds, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund(s) from time to time, and the cash consideration received by it for such new or treasury shares of capital stock of the Corporation representing interests in the Funds, ("Shares") as may be issued or sold from time to time and to specify the Fund to which such securities, cash, payments, distributions and cash considerations are allocable. The Custodian shall segregate, keep, and maintain the assets of each Fund separate and apart from the assets of any other Fund or person. The Custodian shall not be responsible for any property of a Fund held or received by the Fund and not delivered to the Custodian.

        Upon receipt of "Proper Instructions" (within the meaning of Article 5), the Custodian shall on behalf of the applicable Fund(s) from time to time employ one or more sub-custodians which are themselves qualified under the Investment Company Act of 1940, as amended, to act as custodians, as a sub-custodian, located in the United States but only in accordance with an applicable resolution by the Board of Directors of the Corporation on behalf of the applicable Fund(s), and provided that the Custodian shall have no more or less responsibility or liability to the Corporation on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Custodian may employ as sub-custodian for the Corporation's foreign securities on behalf of the applicable Fund(s) the foreign banking institutions and foreign securities despositories designated in Schedule A hereto but only in accordance with the provisions of Article 3.

2.      Duties of the Custodian with Respect to Property of the Corporation Held
        ------------------------------------------------------------------------
by the Custodian in the United States
-------------------------------------

2.1     Holding Securities. The Custodian shall hold and physically segregate
        ------------------
        for the account of each Fund all non-cash property, to be held by it in the United States including all domestic securities owned by the Corporation and allocable to such Fund, other than (a) securities which are maintained pursuant to Section 2.10 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as "Securities System" and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian pursuant to Section 2.10A.

2.2     Delivery of Securities. The Custodian shall release and deliver domestic
        ----------------------
        securities of a Fund owned by the Corporation held by the Custodian or in a Securities System account of the Custodian or in the Custodian's

        Direct Paper book entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions from the Corporation on behalf of the applicable Fund, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

               1) Upon sale of such securities for the account of the Fund and receipt of payment therefor;

               2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

               3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.10 hereof;

               4) To the depository agent in connection with tender or other similar offers for securities of the Fund;

               5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

               6) To the issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9 or into name or nominee name of any sub-custodian appointed pursuant to
                    Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in
                                                              --------
                    any such case, the new securities are to be delivered to the Custodian;

               7) Upon the sale of such securities for the account of the Fund, to the broker selling the securities for such Fund or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

               8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

               9) In the case of the warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

              10) For delivery in connection with any loans of securities made by such Fund, but only against receipt of adequate
                                  --- ----
                    collateral as agreed upon from time to time by the Custodian and the Corporation on behalf of the Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Fund prior to the receipt of such collateral;

              11) For delivery as security in connection with any borrowings by the Corporation on behalf of the Fund requiring a pledge of assets by the Corporation on behalf of the Fund, but only
                                                                        --- ----
                    against receipt of amounts borrowed;

              12) For delivery in accordance with the provisions of any agreement among the Corporation on behalf a Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by a Fund of the Corporation;

              13) For delivery in accordance with the provisions of any agreement among the Corporation on behalf of a Fund, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by a Fund of the Corporation;

              14) Upon receipt of instructions from the transfer agent ("Transfer Agent") for the Corporation, for delivery to such Transfer Agent or to the holders of Shares of such Fund in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Corporation, related to such Fund ("Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

              15)   For any other proper corporate purpose, but only upon
                                                            --- ----
                    receipt of, in addition to Proper Instructions from the Corporation on behalf of the applicable Fund, a certified copy of a resolution of the Board of Directors or of the Executive Committee signed by an officer of the Corporation and certified by the Secretary or an Assistant Secretary, specifying the securities of the Fund to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

2.3     Registration of Securities. Domestic securities held by the Custodian
        --------------------------
        (other than bearer securities) shall be registered in the name of the Corporation or in the name of any nominee of the Corporation on behalf of a Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Corporation, unless the Corporation has
                                                 ------
        authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Corporation, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of a Fund under the terms of this Contract shall be in "street name" or other good delivery form. If, however, the Corporation directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Corporation on such securities and to notify the Corporation on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

2.4     Bank Accounts. The Custodian shall open and maintain a separate bank
        -------------
        account or accounts in the United States in
        the name of each Fund of the Corporation, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of such Fund, other than cash maintained by such Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for a Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or, if and when authorized by Proper Instructions, the Custodian may open and operate an additional account(s) in such other banks or trust companies as may be designated by the Corporation in such Instructions; provided, however, that any such account(s) shall be in the name of the
        --------
        Custodian for the account of the applicable Fund and subject only to the Custodian's draft or order. The Custodian's duty of care in respect of cash held hereunder shall be the same as Custodian's duty of care for securities held pursuant to this Contract.

2.5     Availability of Federal Funds. Upon mutual agreement between the
        -----------------------------
        Corporation on behalf of each applicable Fund and the Custodian, the Custodian shall, upon the receipt of Proper Instructions from the Corporation on behalf of a Fund, make federal funds available to such Fund as of specified times agreed upon from time to time by the Corporation and the Custodian in the amount of checks received in payment for Shares of such Fund which are deposited into such Fund's account.

2.6     Collection of Income. Subject to the provisions of Section 2.3, the
        --------------------
        Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder or held in a Securities System to which each Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Fund on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Corporation. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Corporation with such information or data as may be necessary to assist the Corporation in arranging for the timely delivery to the Custodian of the income to which the Fund is properly entitled.

2.7     Payment of Corporation's Monies. Upon receipt of Proper Instructions
        -------------------------------
        from the Corporation on behalf of the applicable Fund, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Fund in the following cases only:

               1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of such Fund but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Corporation or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.10 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.10A; (d) in the case of repurchase agreements entered into between the Corporation on behalf of a Fund and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by such Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from such Fund or (e) for transfer to a time deposit account of the Corporation in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Corporation as defined in Article 5;

               2) In connection with conversion, exchange or surrender of securities owned by such Fund as set forth in Section 2.2 hereof;

               3) For the redemption or repurchase of Shares issued by the Corporation as set forth in Article 4 hereof;

               4) For the payment of any expense or liability incurred by such Fund, including but not limited to the following payments for the account of such Fund: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses allocable to such Corporation whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

               5) For the payment of any dividends on Shares of such Fund declared pursuant to the governing documents of the Corporation;

               6)   For any other proper purpose, but only upon receipt of, in
                                                --- ----
                    addition to Proper Instructions from the Corporation on behalf of a Fund, a certified copy of a resolution of the Board of Directors or of the Executive Committee of the Corporation signed by an officer of the Corporation and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person of persons to whom such payment is to be made.

2.8     Liability for Payment in Advance of Receipt of Securities Purchased.
        -------------------------------------------------------------------
        Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of domestic securities for the account of a Fund is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Corporation on behalf of such Fund to so pay in advance, the Custodian shall be absolutely liable to the Corporation for such securities to the same extent as if the securities had been received by the Custodian.

2.9     Appointment of Agents. The Custodian may at any time or times in its
        ---------------------
        discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall
                     --------
        not relieve the Custodian of its responsibilities or liabilities hereunder. The Custodian shall use reasonable efforts to provide the Corporation with timely notice in the event of the appointment of any such agent.

2.10    Deposit of the Corporation's Assets in Securities Systems. The Custodian
        ---------------------------------------------------------
        may deposit and/or maintain securities belonging to a Fund in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Exchange Act, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities Systems" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

               1) The Custodian may keep securities belonging to a Fund in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

               2) The records of the Custodian with respect to securities of a Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to that Fund;

               3) The Custodian shall pay for securities purchased for the account of a Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of a Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Corporation at its request. Upon request, the Custodian shall furnish the Corporation on behalf of the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Corporation on behalf of the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund.

               4) The Custodian shall provide the Corporation with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

               5) The Custodian shall have received from the Corporation the initial or annual certificate, as the case may be, required by Article 14 hereof;

               6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Corporation for the benefit of any Fund for any loss or damage to the Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Corporation, it shall be entitled to (i) be subrogated to the rights of the Custodian or (ii) have an assignment of the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Corporation has not been made whole for any such loss or damage.

2.10A   Corporation Assets Held in the Custodian's Direct Paper System
        --------------------------------------------------------------
        The Custodian may deposit and/or maintain securities owned by the Corporation in the Direct Paper System of the Custodian subject to the following provisions:

               1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions;

               2) The Custodian may keep securities of the Corporation in the Direct Paper System only if such securities are represented in an account ("Account") of the Custodian in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

               3) The records of the Custodian with respect to securities of the Corporation which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the applicable Fund;

               4) The Custodian shall pay for securities purchased for the account of the Corporation upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of a Fund. The Custodian shall transfer securities sold for the account of a Fund upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of a Fund;

               5) The Custodian shall furnish the Corporation confirmation of each transfer to or from the account of a Fund, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Corporation on behalf of the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of a Fund;

               6) The Custodian shall provide the Corporation with any report on its system of internal accounting control as the Corporation may reasonably request from time to time.

2.11    Segregated Account. The Custodian shall upon receipt of Proper
        ------------------
        Instructions from the Corporation on behalf of each applicable Fund establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.10 hereof, (i) in accordance with the provisions of any agreement among the Corporation on behalf of its Funds, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Corporation, (ii) for purposes of segregating cash or other liquid assets in connection with options purchased, sold or written by the Corporation or commodity futures contracts or options thereon purchased or sold by the Corporation, (iii) for the purposes of compliance by the Corporation with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but, only, in the case of clause (iv),
                                         ---  ----
        upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors or of the Executive Committee signed by an officer of the Corporation and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

2.12    Ownership Certificates for Tax Purposes. The Custodian shall execute
        ---------------------------------------
        ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Fund held by it and in connection with transfers of securities.

2.13    Proxies. The Custodian shall, with respect to the domestic securities
        -------
        held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Corporation or a nominee of the Corporation, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Corporation such proxies, all proxy soliciting materials and all notices relating to such securities.

2.14    Communications Relating to Fund Securities
        ------------------------------------------
        Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Corporation for each Fund all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Corporation on behalf of the Funds and the maturity of futures contracts purchased or sold by the Funds) received by the Custodian from issuers of the securities being held for the Corporation. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Corporation all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his or her agents) making the tender or exchange offer. If the Corporation desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Corporation shall notify the Custodian at lease three business days prior to the date on which the Custodian is to take such action.

3.      Duties of the Custodian with Respect to Property of the Corporation Held
        ------------------------------------------------------------------------
Outside of the United States
----------------------------

3.1     Appointment of Foreign Sub-Custodians
        -------------------------------------
        The Fund hereby authorizes and instructs the Custodian to employ as sub-custodians for the Corporation's securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated on Schedule A hereto ("foreign sub-custodians"). Upon receipt of "Proper Instructions", as defined in
        Section 5 of this Contract, together with a certified resolution of the Corporation's Board of Directors, the Custodian and the Corporation may agree to amend Schedule A hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-custodian. Upon receipt of Proper Instructions, the Corporation may instruct the Custodian to cease the employment of any one or more such sub-custodians for maintaining custody of the Fund's assets.

3.2     Assets to be Held. The Custodian shall limit the securities and other
        -----------------
        assets maintained in the custody of the foreign sub-custodians to: (a) "foreign securities", as defined in paragraph (c)(1) of Rule 17f-5 under the Investment Company Act of 1940, and (b) cash and cash equivalents in such amounts as the Custodian or the Corporation may determine to be reasonably necessary to effect each Fund's foreign securities transactions.

3.3     Foreign Securities Depositories. Except as may otherwise be agreed upon
        -------------------------------
        in writing by the Custodian and the Corporation, assets of the Corporation shall be maintained in foreign securities depositories for the account of each Fund only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to the terms hereof. Where possible, such arrangements shall include entry into agreements containing the provisions set forth in Section 3.5 hereof.

3.4     Segregation of Securities. The Custodian shall identify on its books as
        -------------------------
        belonging to each applicable Fund of the Corporation, the foreign securities and other assets of such Fund held by each foreign sub-custodian. Each agreement pursuant to which the Custodian employs a foreign banking institution shall require that such institution establish a custody account for the Custodian on behalf of each Fund of the Corporation and physically segregate in that account, securities and other assets of each Fund, and, in the event that such institution deposits the securities of one or more of the Funds in a foreign securities depository, that it shall identify on its books as belonging to the Custodian, as agent for each applicable Fund, the securities so deposited.

3.5     Agreements with Foreign Banking Institutions. Each agreement with a
        --------------------------------------------
        foreign banking institution shall be substantially in the form set forth in Exhibit 1 hereto and shall provide that: (a) the assets of each Fund will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration; (b) beneficial ownership of a Fund's assets will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to each applicable Fund; (d) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Corporation, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of the Funds held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

        Access of Independent Accountants of the Corporation.
        ----------------------------------------------------
        Upon request of the Corporation, the Custodian will use its best efforts to arrange for the independent accountants of the Corporation to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

3.7     Reports by Custodian. The Custodian will supply to the Corporation from
        --------------------
        time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Corporation held by foreign sub-custodians, including but not limited to an identification of entities having possession of each Fund's securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of each applicable Fund indicating, as to securities acquired for a Fund, the identity of the entity having physical possession of such securities.

3.8     Transactions in Foreign Custody and Bank Accounts (a) Except as
        -------------------------------------------------
        otherwise provided in paragraph (b) of this Section 3.8, the provisions of Sections 2.2 and 2.7 of this Contract shall apply, mutatis mutandis
                                                              ------- --------
        to the foreign securities and cash of the Corporation held outside the United States by foreign sub-custodians.

        (b) Notwithstanding any provision of this Contract to the contrary, settlement and payment for securities received for the account of each applicable Fund and delivery of securities maintained for the account of each applicable Fund may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

        (c) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 of this Contract, and the Corporation agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

3.9     Liability of Foreign Sub-Custodians. Each agreement pursuant to which
        -----------------------------------
        the Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian and the Corporation from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Corporation, it shall be entitled to be subrogated to or have an assignment of the rights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Corporation has not been made whole for any such loss, damage, cost, expense, liability or claim.

3.10    Liability of Custodian. The Custodian shall be liable for the acts or
        ----------------------
        omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in this Contract and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3.13 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-custodian has otherwise exercised reasonable care. In all such respects, however, the Corporation shall have rights of subrogation or assignment as more fully described in Section 3.9 above. Notwithstanding the foregoing provisions of this paragraph 3.10, in delegating custody duties to State Street London Ltd., the Custodian shall not be relieved of any responsibility to the Corporation for any loss due to such delegation, except such loss as may result from
        (a) political risk (including, but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or (b) other losses (excluding a bankruptcy or insolvency of State Street London Ltd. not caused by political risk) due to Acts of God, nuclear incident or other losses under circumstances where the Custodian and State Street London Ltd. have exercised reasonable care.

3.11    Reimbursement for Advances. If the Corporation requires the Custodian to
        --------------------------
        advance cash or securities for any purpose for the benefit of a Fund including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Fund shall be security therefor and should the Corporation fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of that Fund's assets to the extent necessary to obtain reimbursement. The Custodian hereby grants to the Corporation, acting on behalf of a Fund, a right to cure prior to exercising Custodian's right to liquidation hereunder. In this respect, prior to any sale by the Custodian of a Fund's securities pursuant to this section, the Custodian will notify the Corporation of the proposed sale. Upon receipt of such notice, the Corporation will have one business day in which to provide reimbursement to the Custodian in the amount of the advancement. If by the close of business on such date the Corporation has failed to remit to the Custodian the amount of cash necessary for reimbursement, the Custodian shall be authorized to liquidate such securities as aforesaid.

3.12    Monitoring Responsibilities. The Custodian shall furnish annually to the
        ---------------------------
        Corporation, during the month of June, information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Board of Directors of the Corporation in connection with the initial approval of this Contract. In addition, the Custodian will promptly inform the Corporation in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or any material loss of the assets of the Corporation or in the case of any foreign sub-custodian not the subject of an exemptive order from the Securities and Exchange Commission is notified by such foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles).

3.13    Branches of U.S. Banks
        ----------------------
        (a) Except as otherwise set forth in this Contract, the provisions hereof shall not apply where the custody of a Fund's assets is maintained in a foreign branch of a banking institution which is a "bank" as defined by Section 2(a)(5) of the Investment Company Act of 1940 meeting the qualification set forth in Section 26(a) of said Act. The appointment of any such branch as a sub-custodian shall be governed by paragraph 1 of this Contract.

        (b) Cash held for each Fund in the United Kingdom shall be maintained in an interest bearing account established for the Corporation with the Custodian's London branch, which account shall be subject to the direction of the Custodian, State Street London Ltd. or both.

3.14    Tax Law
        -------
        The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Corporation or the Custodian as custodian of the Corporation by the tax law of the United States of America or any state or political subdivision thereof. It shall be the responsibility of the Corporation to notify the Custodian of the obligations imposed on the Corporation or the Custodian as custodian of the Corporation by the tax law of jurisdictions other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Corporation with respect to any claim for exemption or refund under the tax law of jurisdictions for which the Corporation has provided such information. The Custodian shall use reasonable efforts to file appropriate tax forms at agreed upon withholding rates. In addition, the Custodian shall make available to the Corporation such information specifically relating to tax reclaim and other foreign tax law developments generally relating thereto as the Custodian shall acquire and which it makes available to clients generally.

4.      Payments for Sales or Repurchases or Redemptions of Shares of the
        -----------------------------------------------------------------
Corporation
-----------

        The Custodian shall receive from the distributor for the Shares or from the Transfer Agent of the Corporation and deposit into the account of the appropriate Fund such payments as are received for Shares of that Fund issued or sold from time to time by the Corporation or its Distributor. The Custodian will provide timely notification to the Corporation and the Transfer Agent of any receipt by it of payments for Shares of such Fund.

        From such funds as may be available for the purpose but subject to the limitations of the Corporation's Articles of Incorporation and any applicable resolution of the Board of Directors of the Corporation pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of a Fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a bank designated by the redeeming shareholder(s). In connection with the redemption or repurchase of Shares of the Corporation, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Corporation to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Corporation and the Custodian.

5.      Proper Instructions
        -------------------

        Proper Instructions as used throughout this Contract means a writing signed or initialled by one or more person or persons as the Board of Directors of the Corporation shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Corporation shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Directors of the Corporation accompanied by a detailed description of procedures approved by the Board of Directors, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Directors and the Custodian are satisfied that such procedures afford adequate safeguards for the Corporation's assets. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three - party agreement which requires a segregated asset account in accordance with Section 2.11.

6.      Actions Permitted without Express Authority
        -------------------------------------------

        The Custodian may in its discretion, without express authority from the Corporation on behalf of each applicable Fund:

        1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Corporation on
--------
behalf of a Fund;

        2) surrender securities in temporary form for securities in definitive form;

        3) endorse for collection, in the name of the Corporation, checks, drafts and other negotiable instruments; and

        4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of each Fund except as otherwise directed by the Board of Directors of the Corporation.

7.      Evidence of Authority
        ---------------------

        The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the Corporation. The Custodian may receive and accept a certified copy of a resolution of the board of Directors of the Corporation as conclusive evidence
(a) of the authority of any person to act in accordance with such resolution or
(b) of any determination or of any action by the Board of Directors pursuant to the Corporation's Articles of Incorporation as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

8.      Duties of Custodian with Respect to the Books of Account and Calculation
        ------------------------------------------------------------------------
of Net Asset Value and Net Income
---------------------------------

        The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Directors of the Corporation to keep the books of account of the Corporation and/or compute the net asset value per share of the outstanding shares of each Fund or, if directed in writing to do so by the Corporation on behalf of a Fund, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate daily the net income of any Fund as described in the Corporation's currently effective Prospectus and shall advise the Corporation and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Corporation to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of each Fund shall be made at the time or times described from time to time in the Corporation's currently effective prospectus related to such Fund. The Custodian shall submit to all judicial, regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Contract, present or future, any information, reports, or other material which any such body by reason of this Contract may request or require pursuant to applicable laws and regulations. The Custodian shall not disclose or use any records it has prepared by reason of this Contract in any manner except as expressly authorized herein or directed by the Corporation and shall keep confidential any information obtained by reason of this Contract.

9.      Records
        -------

        The Custodian shall with respect to each Fund create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Corporation under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Corporation and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Corporation (including independent certified public accountants designated by the Corporation, duly authorized employees and officers of Metropolitan Life Insurance Company designated by the Corporation) and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Corporation's request, supply the Corporation with a tabulation of securities owned by each Fund and held by the Custodian and shall, when requested to do so by the Corporation and for such compensation as shall be agreed upon between the Corporation and the Custodian, include certificate numbers in such tabulations and, if available, provide other information needed for completion of reports and records required with respect to the Corporation under the federal or state securities laws and such other information as the Corporation may reasonably request.

10.     Opinion of Corporation's Independent Accountant
        -----------------------------------------------

        The Custodian shall take all reasonable action, as the Corporation on behalf of each applicable Fund may from time to time request, to obtain from year to year favorable opinions from the Corporation's independent certified public accountants with respect to its activities hereunder in connection with the preparation of the Corporation's Form N-1A and any amendments thereto, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

11.       Reports to Corporation by Independent Public Accountants
          --------------------------------------------------------

          The Custodian shall provide the Corporation, on behalf of each of the Funds at such times as the Corporation may reasonably require, with reports by independent certified public accountants on the accounting system, internal accounting controls and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Corporation to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state. Such examinations shall be conducted, if applicable, in accordance with generally accepted auditing standards. The Custodian will provide the Corporation with a statement of any change in the amount of the Custodian's bonding.

12.       Compensation of Custodian
          -------------------------

          The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Corporation on behalf of each applicable Fund and the Custodian. The Custodian will not charge the custodied assets or withhold delivery of any such assets, in part or in full, for the Custodian's compensation or expenses, except in the event of the termination of the Contract.

13.     Responsibility of Custodian
        ---------------------------

        So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Corporation for any action taken or omitted by it in good faith without negligence. The Custodian shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Corporation) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

        The Custodian shall be liable for the acts or omissions of a foreign banking institution appointed pursuant to the provisions of Article 3 to the same extent as set forth in Article 1 hereof with respect to sub-custodians located in the United States (except as specifically provided in Article 3.10) and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3.13 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from, or caused by, the direction of or authorization by the Corporation to maintain custody of any securities or cash of the Corporation in a foreign country including, but not limited to, losses resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism.

        If the Corporation on behalf of a Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Corporation or the Fund being liable for the payment of money or incurring liability of some other form, the Corporation on behalf of the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

        If the Corporation requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) for the benefit of a Fund including the purchase or sale of foreign exchange or of contracts for foreign exchange or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Fund shall be security therefor and should the Corporation fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Fund's assets to the extent necessary to obtain reimbursement. The Custodian hereby grants to the Corporation, acting on behalf of a Fund, a right to cure prior to exercising Custodian's right to liquidation hereunder. In this respect, prior to any sale by the Custodian of a Fund's securities pursuant to this section, the Custodian will notify the Corporation of the proposed sale. Upon receipt of such notice, the Corporation will have one business day in which to provide reimbursement to the Custodian in the amount of the advancement. If by the close of business on such date the Corporation has failed to remit to the Custodian the amount of cash necessary for reimbursement, the Custodian shall be authorized to liquidate such securities as aforesaid.

14.     Effective Period, Termination and Amendment
        -------------------------------------------

        This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided,
                                                                  --------
however that the Custodian shall not with respect to a Fund act under Section
2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors of the Corporation has approved the initial use of a particular

Securities System by such Fund and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Directors has reviewed the use by such Fund of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended and that the Custodian shall not with respect to a Fund act under Section 2.10A hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors has approved the initial use of the Direct Paper System by such Fund and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Directors has reviewed the use by such Fund of the Direct Paper System; provided further, however, that the
                                             -------- -------
Corporation shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Corporation's Articles of Incorporation, and further provided, that the Corporation on behalf of one or more of the Funds may at any time by action of its Board of Directors
(i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

        Upon termination of the Contract, the Corporation on behalf of each applicable Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and all likewise reimburse the Custodian for its costs, expenses and disbursements. Upon termination of this Contract, the custodian shall promptly return to the Corporation, or the Corporation's designee, all records relating to the Custodian's activities and obligations under this Contract required to be prepared and maintained by the Custodian under this Contract.

15.     Successor Custodian
        -------------------

        If a successor custodian of the Corporation, for one or more of the Funds of the Corporation, shall be appointed by the Board of Directors of the Corporation, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities and all funds and other properties of each applicable Fund then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Fund held in a Securities System.

        If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a resolution of the Board of Directors of the Corporation, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such resolution.

        In the event that no written order designating a successor custodian or certified copy of a resolution of the Board of Directors shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Fund and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of each applicable Fund and to transfer to an account of such successor custodian all of the securities of each such Fund held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

        In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Corporation to procure the certified copy of the resolution referred to or of the Board of Directors to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

16.     Interpretive and Additional Provisions
        --------------------------------------

        In connection with the operation of this Contract, the Custodian and the Corporation on behalf of each of the Funds, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions
                --------
shall contravene any applicable federal or state regulations or any provision of the Corporation's Articles of Incorporation of the Corporation. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

17.     Additional Funds
        ----------------

        In the event that the Corporation establishes one or more additional Funds with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such Fund shall become a Fund hereunder. The Custodian shall not unreasonably withhold approval of such new Funds .

18.     Massachusetts Law to Apply
        --------------------------

        This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

19.     Prior Contracts
        ---------------

        This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Corporation on behalf of each of the Funds and the Custodian relating to the custody of the Corporation's assets.

        IN WITNESS WHEREOF, each of the parties has caused this instrument to be
executed at                             in its name and behalf by its duly
authorized representative and its seal to be hereunder affixed as of the 31st day of December, 1991.

ATTEST                             METLIFE PORTFOLIOS, INC.


_____________________________     By  /s/ Jeffrey J. Hodgman
                                      ---------------------------------


ATTEST                             STATE STREET BANK AND TRUST COMPANY


                                  By
_____________________________         _________________________________
  Assistant Secretary                     Vice President

                                  Schedule A
                                  ----------

        The following foreign banking institutions and foreign securities depositories have been approved by the Board of Directors of MetLife Portfolios, Inc. for use as sub-custodians for the Corporation's securities and other assets:

                  (Insert banks and securities depositories)

Certified:

_____________________________
Corporation's Authorized Officer

Date:
     ___________________

                      STATE STREET BANK AND TRUST COMPANY

                                 Fee Schedule

                       METLIFE INTERNATIONAL EQUITY FUND
                    METLIFE INTERNATIONAL FIXED INCOME FUND


   I.   Administration
        --------------

        Custody, Portfolio and Fund Accounting Service - Maintain custody of
        ----------------------------------------------
        fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Monitor corporate actions. Withhold foreign taxes. File foreign reclaims. Maintain multicurrency investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts in compliance with GAAP (FAS52). Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports.

        The administration fee shown below is an annual charge, billed and payable monthly, based on average monthly net assets.

                           ANNUAL FEES PER PORTFOLIO
                           -------------------------

                                                Custody, Portfolio
        Fund Net Assets                         and Fund Accounting
        ---------------                         -------------------

        First $20 Million                           1/ 15 of 1%
        Next $80 Million                            1/ 30 of 1%
        Excess                                      1/100 of 1%

        Minimum Monthly
        Charges                                        $3,000

II.     Global Custody - Fees are divided into two categories: Trading and
        --------------
        Holding charges, which are calculated based upon country groups as classified.

        Group I        Group II        Group III        Group IV
        -------        --------        ---------        --------

        Austria        Australia       Denmark          Mexico
        Canada         Belgium         Finland          Portugal
        Euroclear      Netherlands     France           Spain
        W. Germany     New Zealand     Italy            Sweden
        Hong Kong      Norway          Malaysia
        Japan          Singapore       Thailand
                       Switzerland     United Kingdom

                                                             [LOGO APPEARS HERE]

        Transaction Charges
        -------------------

        Group I        Group II        Group III        Group IV
        -------        --------        ---------        --------
         $ 30           $ 45             $ 60             $ 75

        Holdings Charges (Basis Points)

        Assets                  Group I        Group II        Group III        Group IV
        ------                  -------        --------        ---------        --------
        First $ 50 Million         12             15               18              25
        Next  $ 50 Million         10             13               16              25
        Over  $100 Million          8             11               14              25


 III.   Portfolio Trades (Domestic) - For each line item processed
        ----------------------------------------------------------
        State Street Bank Repos                               $  7.00

        DTC or Fed Book Entry                                 $ 12.00

        New York Physical Settlements                         $ 25.00

        Maturity Collections                                  $  8.00

        PTC Purchase, Sale, Deposit or Withdrawal             $ 20.00

        All other trades                                      $ 16.00

  IV.   Automated Pricing
        -----------------

        Base Charge/month                                     $375.00
        Quote Charge/month                                    $  6.00

   V.   Options
        -------

        Option charge for each option written or
        closing contract, per issue, per broker               $ 25.00

        Option expiration charge, per issue, per broker       $ 15.00

        Option exercised charge, per issue, per broker        $ 15.00

  VI.   Interest Rate Futures
        ---------------------

        Transactions -- no security movement                  $  8.00

 VII.   Holdings Charge
        ---------------

        For each issue maintained -- monthly charge           $  5.00

VIII.   Principal Reduction Payments
        ----------------------------

        Per paydown                                           $ 10.00

                                                             [LOGO APPEARS HERE]


  IX.   Dividend Charges (For items held at the Request of Traders over record
        ----------------
        date in street form) $50.00

   X.   Special Services
        ----------------

        Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for automated pricing, yield calculation and other special items will be negotiated separately.

  XI.   Phase-in of Fees
        ----------------

        All of the above fees shall not exceed 30 basis points per portfolio on an annualized basis for the first 12 months of operation.

XII.    Out-of-Pocket Expenses
        ----------------------

        A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

               Telephone
               Wire Charges ($5.25 per wire in and $5.00 out)
               Postage and Insurance
               Courier Service
               Duplicating
               Legal Fees
               Supplies Related to Fund Records
               Rush Transfer -- $8.00 Each
               Transfer Fees
               Telex Charge
               Sub-custodian Charges
               Price Waterhouse Audit Letter
               Federal Reserve Fee for Return Check items over $2,500 - $4.25 GNMA Transfer - $15 each
               PTC Deposit/Withdrawal for same day turnarounds - $50.00


METLIFE INTERNATIONAL EQUITY FUND
METLIFE INTERNATIONAL FIXED
   INCOME FUND                                    STATE STREET BANK & TRUST CO.

By:    /s/ Jeffrey J. Hodgman                     By:   /s/ Wendy Labonte
   -----------------------------                     -------------------------
Title: President                                  Title:   Vice President
       -------------------------                        ----------------------
Date:  January 16, 1992                           Date:    January 16, 1992
       -------------------------                        ----------------------